     As filed with the Securities and Exchange Commission on June 14, 2000

                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                               -----------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               -----------------
                               MEDIA METRIX, INC.
             (Exact name of registrant as specified in its charter)

                 DELAWARE                                      11-3374729
     (State or other jurisdiction of                        (I.R.S. Employer
      incorporation or organization)                     Identification Number)


                        250 PARK AVENUE SOUTH, 7TH FLOOR
                            NEW YORK, NEW YORK 10003
                                 (212) 515-8700

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                 MEDIA METRIX, INC. 2000 EQUITY INCENTIVE PLAN
              MEDIA METRIX, INC. 2000 EMPLOYEE STOCK PURCHASE PLAN

                           (full title of the plans)

                               -----------------
                                  TOD JOHNSON
                               MEDIA METRIX, INC.
                        250 PARK AVENUE SOUTH, 7TH FLOOR
                            NEW YORK, NEW YORK 10003
                                 (212) 515-8700

      (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               -----------------
Copies of all communications, including all communications sent to the agent for service, should be sent to:

                             STEVEN I. SUZZAN, ESQ.
                          FULBRIGHT & JAWORSKI L.L.P.
                                666 FIFTH AVENUE
                           NEW YORK, NEW YORK  10103
                                 (212) 318-3000
                               -----------------
                        CALCULATION OF REGISTRATION FEE

===========================================================================================
                                        PROPOSED MAXIMUM    PROPOSED MAXIMUM    AMOUNT OF
 TITLE OF SECURITIES    AMOUNT TO BE     OFFERING PRICE        AGGREGATE       REGISTRATION
  TO BE REGISTERED       REGISTERED(1)      PER SHARE         OFFERING PRICE       FEE
===========================================================================================
COMMON STOCK $.01         2,000,000
PAR VALUE PER SHARE(3)     SHARES        $32.34375(2)       $64,687,500(2)      $17,077.50

COMMON STOCK $.01          100,000
PAR VALUE PER SHARE(4)     SHARES        $32.34375(2)       $3,234,375(2)         $853.88
===========================================================================================

(1) THIS REGISTRATION STATEMENT ALSO COVERS SUCH INDETERMINATE NUMBER OF ADDITIONAL SHARES OF COMMON STOCK AS IS NECESSARY TO ELIMINATE ANY DILUTIVE EFFECT OF ANY FUTURE STOCK DIVIDEND, STOCK SPLIT, RECAPITALIZATION OR SIMILAR TRANSACTION.
(2) THE PRICE IS ESTIMATED IN ACCORDANCE WITH RULE 457(h) UNDER THE SECURITIES ACT OF 1933, AS AMENDED, SOLELY FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE, BASED ON THE AVERAGE OF THE HIGH AND LOW PRICES OF
     COMMON STOCK AS REPORTED ON THE NASDAQ NATIONAL MARKET ON JUNE 9, 2000.
(3) COMMON STOCK ISSUABLE PURSUANT TO THE MEDIA METRIX, INC. 2000 EQUITY INCENTIVE PLAN.
(4) COMMON STOCK ISSUABLE PURSUANT TO THE MEDIA METRIX, INC. 2000 EMPLOYEE STOCK PURCHASE PLAN.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by Media Metrix, Inc. (the "Company") are incorporated herein by reference:

         (a) The Company's Prospectus dated April 26, 2000 forming part of the Registration Statement on Form S-1 filed on April 26, 2000;

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000;

         (c) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

         (d)  The Company's Current Report on Form 8-K dated March 20, 2000;
and

         (e) The description of the Company's Common Stock contained in Item 1 of the Company's Registration Statement on Form 8-A dated May 3, 1999.

         In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the General Corporation Law of the State of Delaware permits indemnification of directors, officers and employees of a corporation under certain conditions and subject to certain limitations. The Certificate of Incorporation and By-laws of the Company provide that the Company shall indemnify its directors and officers to the fullest extent permitted by the Delaware Law, including those circumstances in which indemnification would otherwise be discretionary, subject to certain exceptions. The By-laws also provide that the Company shall advance expenses to directors and officers incurred in connection with an action or proceeding as to which they may be entitled to indemnification, subject to certain exceptions. In addition, the Company has entered into Indemnity Agreements with its directors and officers providing for the maximum indemnification allowed by Section 145.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8.       EXHIBITS

              4    (a)*      Amended and Restated Certificate of Incorporation
                             of Media Metrix, Inc.

                   (b)*      Amended and Restated By-laws of Media Metrix, Inc.

                   (c)       Media Metrix, Inc. 2000 Employee Stock Purchase
                             Plan

                   (d)       Media Metrix, Inc. 2000 Equity Incentive Plan

              5              Opinion of Fulbright & Jaworski L.L.P.

              23   (a)       Consent of Ernst & Young L.L.P.

                   (b) Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5)

              24             Power of Attorney (included in signature page)

----------------------

* Incorporated by reference to the Company's Registration Statement on Form S-1 (File No. 333-72883).

ITEM 9.  UNDERTAKINGS

         (a)  The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

              provided, however, that clauses (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or
              Section 15(d) of the Securities Exchange Act of 1934 that are incorporated herein by reference;

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the

              Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 14, 2000.

                                    MEDIA METRIX, INC.

                                    By: /s/ Tod Johnson
                                       ---------------------------------------
                                        Tod Johnson
                                        Chairman and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints each of Tod Johnson and Thomas A. Lynch as his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that any said attorney-in-fact and agent, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                      Title                               Date
---------                      -----                               ----

/s/ Tod Johnson                Chief Executive Officer and     June 14, 2000
------------------------       Chairman of the Board
Tod Johnson                    (Principal Executive Officer)

                               Chief Financial Officer and     June 14, 2000
/s/ Thomas A. Lynch            Treasurer (Principal
------------------------       Financial and Accounting
Thomas A. Lynch                Officer)


------------------------
Randy Pausch                   Director                        June 14, 2000

/s/ Michael Brooks
------------------------
Michael Brooks                 Director                        June 14, 2000


------------------------
William W. Helman              Director                        June 14, 2000

/s/ Stig Kry
------------------------
Stig Kry                       Director                        June 14, 2000

/s/ James Mortensen
------------------------
James Mortensen                Director                        June 14, 2000

                                 Exhibit Index

        No.       Description
        ---       -----------
         4(a)*     Amended and Restated Certificate of Incorporation of Media
                   Metrix, Inc.

          (b)*     Amended and Restated Bylaws of Media Metrix, Inc.

          (c)      Media Metrix, Inc. 2000 Employee Stock Purchase Plan

          (d)      Media Metrix, Inc. 2000 Equity Incentive Plan

         5         Opinion of Fulbright & Jaworski L.L.P.

        23(a)      Consent of Ernst & Young L.L.P.

          (b)      Consent of Fulbright & Jaworski L.L.P. (included in Exhibit
                   5)

        24         Power of Attorney (included in signature page)

----------------------

* Incorporated by reference to the Company's Registration Statement on Form S-1 (File No. 333-72883), as amended.